                           CERTIFICATE OF AMENDMENT
                                      OF
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                       FOCAL COMMUNICATIONS CORPORATION


                      ----------------------------------

                            Pursuant to Section 242
                        of the General Corporation Law
                           of the State of Delaware


     Focal Communications Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     FIRST: That the Board of Directors of the Corporation adopted a resolution proposing and declaring advisable the following amendment and restatement of Article Fourth, Section One of the Corporation's Amended and Restated Certificate of Incorporation:

     "FOURTH: Section 1. Authorized Capital Stock. The Company is authorized to issue two classes of capital stock, designated Common Stock and Preferred Stock. The total number of shares of capital stock that the Company is authorized to issue is 255,000,000 shares, consisting of 250,000,000 shares of Common Stock, par value $.01 per share ("Common Stock"), and 5,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock")."

     SECOND: That the stockholders of the Corporation have approved such amendment at an annual meeting duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware.

     THIRD: That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                           [signature page follows]

     IN WITNESS WHEREOF, Focal Communications Corporation has caused this Certificate to be duly executed by its President and attested to by its Secretary this 20th day of July, 2000.


                                       FOCAL COMMUNICATIONS CORPORATION



                                       By: /s/ Robert C. Taylor
                                           ----------------------------
                                           President, Robert C. Taylor

ATTEST:


/s/ Renee M. Martin
-----------------------------
Secretary, Renee M. Martin

                               State of Delaware                          PAGE 1

                       Office of the Secretary of State

                        ------------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "FOCAL COMMUNICATIONS CORPORATION", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF JULY, A.D. 2000, AT 2:30 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


                                            /s/ Edward J. Freel
                                            -----------------------------------
                                            Edward J. Freel, Secretary of State
                                [SEAL]

                                            AUTHENTICATION: 0573878

                                                      DATE: 07-21-00